Exhibit 99.1
PROLIANCE REAFFIRMS 2008 GUIDANCE;
3Q08 CALL SCHEDULED FOR NOVEMBER 14, 2008 at 10:00 AM ET
NEW HAVEN, CT, October 21, 2008 – Proliance International, Inc. (AMEX: PLI), a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications, said that it remains on track with previously announced guidance of adjusted operating income in the range of about $20 million for the full year 2008. As previously reported, the guidance excludes one-time costs related to the Southaven casualty event and expenses associated with amendments to the Company’s credit facility.
Proliance said that its cost reduction efforts have continued to be successful in reducing overhead and unit product costs and that shipping has begun to improve at Southaven, even though recovery related activities have taken longer than originally anticipated. Proliance noted that its guidance remains on track despite the impact on September sales by the Gulf Coast hurricanes, which affected consumer driving and heavy duty customers in the oil service industry, and by current economic conditions.
Proliance said that it continues to move forward with a group of institutional lenders, which as reported previously, have signed a letter of intent to provide $30 million of mezzanine financing as part of a previously announced package of debt and/or equity the Company has been seeking to fully or partially replace its current lead lender. Completion of the mezzanine financing is tentatively expected in the fourth quarter and is subject to satisfactory completion of due diligence, execution of definitive agreements, obtaining a new senior secured credit facility and other closing conditions. Proliance is currently in discussions with financial institutions to secure such a senior credit facility.
Proliance will host a conference call on Friday, November 14, 2008 at 10:00 AM ET with Charles E. Johnson, President and CEO, and Arlen F. Henock, CFO, to discuss the third quarter ended September 30, 2008 and its outlook for the rest of the year. Results will be issued after the market closes on Thursday, November 13, 2008. The call will be accessible live via a webcast on Proliance’s Investor Relations Webcast page at http://www.pliii.com/39-webcasts?side. A webcast replay will be available shortly thereafter.
About Proliance International, Inc.
Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.
Contact

Arlen F. Henock, Chief Financial Officer, Proliance International, Inc., (203) 859-3626, or Steven Anreder (steven.anreder@anreder.com) or Gary Fishman (gary.fishman@anreder.com) of Anreder & Company, (212) 532-3232.
Forward Looking Statements
Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance or liquidity of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products, the discretionary actions of its suppliers and lenders, and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements.
Factors that could cause Proliance’s results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K of Proliance and Proliance’s other subsequent filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.